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                                   Exhibit No. 2.1





                               ASSET PURCHASE AGREEMENT

                                       BETWEEN

                                TRIMARK HOLDINGS, INC.

                                  AND ITS SUBSIDIARY

                              TRIMARK INTERACTIVE, INC.

                                         AND

                                  GRAPHIX ZONE, INC.


                                  FEBRUARY 26, 1997

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                                  TABLE OF CONTENTS

                                                                            PAGE

1.  Definitions...............................................................1

2.  Basic Transaction.........................................................3
         (a)  Purchase and Sale of the Acquired Assets. ......................3
         (b)  Assumption of Liabilities. .....................................3
         (c)  Purchase Price. ................................................3
         (d)  Royalty. .......................................................3
         (e)  The Closing. ...................................................3
         (f)  Deliveries at the Closing. .....................................4
         (g)  Allocation. ....................................................4

3.  Representations and Warranties of the Seller. ............................4
         (a)  Organization of the Seller. ....................................4
         (b)  Authorization of Transaction. ..................................4
         (c)  Noncontravention. ..............................................4
         (d)  Financial Statements. ..........................................5
         (e)  Events Subsequent to the Balance Sheet Date. ...................5
         (f)  Title to the Acquired Assets. ..................................5
         (g)  Assumed Contracts. .............................................5
         (h)  Inventory. .....................................................5
         (I)  Trade Names, Trademarks, Mask Work Rights, Service Marks
              and Copyrights. ................................................6
         (j)  Patents and Patent Rights. .....................................6
         (k)  Identification of Employees and Compensation. ..................6
         (l)  Compliance with Laws. ..........................................6
         (m)  Consents. ......................................................6
         (n)  Tax Matters. ...................................................6
         (o)  Litigation. ....................................................7
         (p)  ERISA. .........................................................7
         (q)  Related Parties. ...............................................7
         (r)  Underlying Documents. ..........................................8
         (s)  Brokers' Fees. .................................................8
         (t)  Disclosure. ....................................................8
         (u)  Investment Experience. .........................................8
         (v)  Investment Intent. .............................................8
         (w)  Rule 144. ......................................................8
         (x)  Access to Data. ................................................8
         (y)  Tax Liability. .................................................9

4.  Representations and Warranties of the Buyer. .............................9


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         (a)  Organization of the Buyer. .....................................9
         (b)  Authorization of Transaction. ..................................9
         (c)  Noncontravention. ..............................................9
         (d)  Concerning the Shares. .........................................9
         (e)  Approvals. ....................................................10
         (f)  SEC Reporting Status and Filings. .............................10
         (g)  Information Provided. .........................................10
         (h)  Litigation. ...................................................10
         (I)  Brokers' Fees. ................................................10
         (j)  Disclosure. ...................................................11
         (k)  Inscape Transaction. ..........................................11
         (l)  Access to Data. ...............................................11

5.  Post-Closing Covenants and Agreements. ..................................11
         (a)  General. ......................................................11
         (b)  Employees of the Seller's Business. ...........................11
         (c)  Certain Agreements. ...........................................11
         (d)  Reporting Status. .............................................11
         (e)  Use of Trimark Interactive Name and Logo. .....................11
         (f)  Holdings Film Library. ........................................12
         (g)  Condition to Transfer of Certain Contracts.....................12

6.  Indemnification..........................................................12
         (a)  Indemnification of Losses. ....................................12
         (b)  Payment. ......................................................13
         (c)  Notice of Claims. .............................................13
         (d)  Third Party Claims. ...........................................13
         (e)  Disputed Claims. ..............................................13
         (f)  Surrender of Shares............................................13
         (g)  Survival of Representations and Warranties. ...................14

7.  Miscellaneous............................................................14
         (a)  Press Releases and Announcements. .............................14
         (b)  No Third Party Beneficiaries. .................................14
         (c)  Entire Agreement. .............................................14
         (d)  Succession and Assignment. ....................................14
         (e)  Counterparts. .................................................14
         (f)  Headings. .....................................................14
         (g)  Notices. ......................................................14
         (h)  Governing Law. ................................................15
         (I)  Amendments and Waivers. .......................................15


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         (j)  Expenses. .....................................................15
         (k)  Construction. .................................................16
         (l)  Incorporation of Exhibits and Schedules. ......................16
         (m)  Bulk Transfer Laws. ...........................................16
         (n)  Transfer Taxes. ...............................................16
         (o)  Confidentiality of Information. ...............................16
         (p)  Arbitration. ..................................................16

Schedule 1    Seller's Products

Schedule 2    The Acquired Assets and the Assumed Liabilities

Schedule 3    Exceptions to Representations and Warranties

Exhibit A          Form of Bill of Sale

Exhibit B          Form of Agreement of Assumption of Liabilities

Exhibit C          Form of Registration Rights Agreement

Exhibit D          Form of Certificate of Designations of Series C Convertible
              Preferred Stock

Exhibit E          Audit Rights


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                               ASSET PURCHASE AGREEMENT


    Agreement entered into on February 26, 1997, by and between Graphix Zone, Inc., a Delaware corporation (the "BUYER"), and Trimark Holdings, Inc., a Delaware corporation ("HOLDINGS") (but only for purposes of Sections 5(f) and 6(f) of this Agreement) and its majority-owned subsidiary, Trimark Interactive, Inc., a California corporation (the "SELLER").

    This Agreement contemplates a transaction in which the Buyer will purchase certain assets (and assume certain liabilities) of the Seller's Business in return for the consideration described herein.

    Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

1.  DEFINITIONS.

         "ACQUIRED ASSETS" means the following assets of the Seller pertaining to the Seller's Business:

         (a)  All right, title and interest in and to the Seller's Products.

         (b) All Intellectual Property associated with the Seller's Products identified on SCHEDULE 2(a).

         (c) All rights under all agreements with respect to the development or design of the Seller's Products ("TITLE AGREEMENTS") identified on SCHEDULE 2(b).

         (d)  The inventory of the Seller's Business at the Closing Date.

         (e)  The contracts listed on SCHEDULE 2(c).

         (f)  All customer data bases and marketing plans of Seller.

         "ASSUMED CONTRACTS" means the Title Agreements and the contracts identified to in SCHEDULE 2-C- to be assigned to the Buyer.

         "ASSUMED LIABILITIES" means only the following liabilities:

         (a) Liabilities, including royalty and residual payments, under the Assumed Contracts arising after the Closing Date.

         (b) Liabilities pertaining to the Seller's Business arising on or after the Closing Date (but NOT any liabilities that arise out of litigation or claims that are pending or threatened on the Closing Date).


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         (c)  Liabilities listed on SCHEDULE 2(d) with respect to completion of certain titles.

         "BALANCE SHEET DATE" shall mean December 31, 1996.

         "CLOSING" and "CLOSING DATE" have the meanings set forth in
Section 2(d) below.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 3(d) below.

         "INTELLECTUAL PROPERTY" means (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, -C- copyrights and registrations and applications for registration thereof, (d) mask works and registration and applications for registration thereof, (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (f) other proprietary rights, and (g) copies and tangible embodiments there (in whatever form or medium).

         "KNOWLEDGE" means actual knowledge (I) of the senior executives of the Seller, and (ii) of the senior managers of the Seller having responsibility for the subject matter in question.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice.

         "PARTIES" means the Buyer, Holdings (for purposes of Sections 5(f) and 6(f) only) and Seller.

         "PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

         "SELLER'S BUSINESS" means the Seller's business of designing, developing, manufacturing, marketing and selling electronics entertainment products.

         "SELLER'S PRODUCTS" means those products now offered for sale by the Seller ("EXISTING TITLES"), those products now under development and those products currently planned for development by the Seller ("TITLES IN DEVELOPMENT") which are listed on SCHEDULE 1 hereto. The Seller's Products also include those discontinued products listed on SCHEDULE 1.


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2.  BASIC TRANSACTION.

         (a) PURCHASE AND SALE OF THE ACQUIRED ASSETS. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

         (b) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligations or liability of the Seller which is not an Assumed Liability. Without limiting the foregoing, the Seller shall not assume or be responsible for any liabilities accrued on the Seller's balance sheet as of the Closing Date.

         (c) PURCHASE PRICE. At the Closing the Buyer shall deliver to the Seller a certificate representing 237,037 shares (the "SHARES") of the Buyer's Series C Convertible Preferred Stock (the "PURCHASE PRICE"). The Shares shall have the rights, privileges, preferences and restrictions set forth in the form of Certificate of Designations of Series C Convertible Preferred Stock attached hereto as EXHIBIT D.

         (d) ROYALTY. The Buyer shall also pay to the Seller a royalty under the following conditions:

              (i) If more than thirty thousand (30,000) units or unit equivalents of the title "Faery Tale Adventure II (aka Halls of the Dead)" are sold into the retail market, the Seller shall be entitled to a royalty of Two Dollars ($2.00) per unit or unit equivalent for all units or unit equivalents sold into the retail market.

              (ii) If more than fifty thousand (50,000) units or unit equivalents of the title "Mag Zone" are sold into the retail market, the Seller shall be entitled to a royalty of Two Dollars ($2.00) per unit or unit equivalent for all units or unit equivalents sold into the retail market.

The royalty shall be paid on the thirtieth (30th) day following the end of the calendar quarter in which the relevant sales threshold is reached, and on the thirtieth (30th) day following the end of each calendar quarter thereafter. Royalty payments shall be accompanied by a report signed by the Buyer's chief financial officer or controller setting forth in reasonable detail how the royalty was calculated. The Seller shall have the audit rights set forth on EXHIBIT E.

         (e) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Snell & Wilmer L.L.P., 1920 Main Street, Suite 1200, Irvine, California at 9:00 a.m. local time on February 26, 1997, or as soon thereafter as practicable, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Parties may mutually determine (the "CLOSING DATE").


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         (f)  DELIVERIES AT THE CLOSING. At the Closing, (I) the Seller will deliver to the Buyer a Bill of Sale for The Acquired Assets in the form attached hereto as EXHIBIT A, (ii) the Buyer will deliver to the Seller the Purchase Price and a document of Assumption of the Assumed Liabilities in the form attached hereto as EXHIBIT B, and (iii) each Party shall deliver to the other all such agreements, documents and instruments contemplated by this Agreement or necessary for the conveyance of the Acquired Assets to the Buyer and the assumption of the Assumed Liabilities by the Buyer.

         (g) ALLOCATION. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation of the Purchase Price set forth on SCHEDULE 4 attached hereto.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement, except as set forth in the schedules accompanying this Agreement and initialed by the Parties.

         (a) ORGANIZATION OF THE SELLER. The Seller and Holdings are corporations duly organized, validly existing, and in good standing under the laws of the jurisdictions of their incorporation. The Seller is a majority-owned subsidiary of Holdings.

         (b) AUTHORIZATION OF TRANSACTION. The Seller and Holdings have the necessary corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder. Without limiting the generality of the foregoing, the Seller and Holdings have taken all corporate and other actions required for the execution, delivery, and performance of this Agreement by the Seller and Holdings and the sale of the Acquired Assets as provided herein. This Agreement constitutes the valid and legally binding obligations of the Seller and Holdings, enforceable in accordance with its terms.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller or Holdings is subject or any provision of the charter or bylaws of the Seller or Holdings or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require a notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the Seller or Holdings is a party or by which either is bound or to which any of either's assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice would not have a material adverse effect on the Acquired Assets or the ability of the parties to consummate the transactions contemplated by this Agreement.

         (d) FINANCIAL STATEMENTS. The Seller's unaudited financial statements for the fiscal year ended June 30, 1996, and the six months ended December 31, 1996 (collectively, the "Financial



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

Statements") are complete and correct in all material respects, are in accordance with the books and records of the Seller, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that the Financial Statements do not contain the footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial position of the Seller's Business as of each such date and the results of operations for each such period, subject to normal year-end audit adjustments. The Seller maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         (e) EVENTS SUBSEQUENT TO THE BALANCE SHEET DATE. Since the Balance Sheet Date there has not been (I) any material adverse change in the financial condition of the Seller's Business, (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business with respect to the Seller's Business or (iii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction which with the passage of time would reasonably be expected to result in a material adverse change in the financial condition of the Seller's Business.

         (f) TITLE TO THE ACQUIRED ASSETS. Except with respect to the Assumed Liabilities, the Seller has good title, free and clear of all mortgages, liens, pledges, claims, easements, rights of way, conditions, security interests, or encumbrances, to all of the Acquired Assets, respectively, real and personal, tangible and intangible, to be sold, conveyed, transferred and delivered hereunder. At the Closing, the Buyer will obtain good title to the Acquired Assets, free and clear of all liens, security interests, charges or encumbrances except with respect to the Assumed Liabilities.

         (g) ASSUMED CONTRACTS. The Seller has, in all material respects, performed all obligations required to be performed by it under the Assumed Contracts. To the Knowledge of the Seller, each of the other parties to the Assumed Contracts has, in all material respects, performed all the obligations required to be performed by them to date thereunder. Each Assumed Contract (I) is valid, binding and enforceable in accordance with its terms, (ii) is in full force and effect with no default or dispute existing or, to the knowledge of the Seller, threatened with respect thereto, and (iii) will not be terminated or otherwise affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in
Schedule 3(g) no consent of third party is required for the assignment of any Assumed Contract to the Buyer. With respect to those Assumed Contracts that are assignable, but require notice of the assignment by the Seller to the other parties, the Buyer either has notified or, immediately following the Closing will notify, the other parties in the manner set forth in those Assumed Contracts.

         (h) INVENTORY. The inventories of the Seller's Business, whether finished goods, work in process or raw materials are all items of a quality and quantity which the Seller reasonably believes to be usable or saleable in the ordinary and usual course of the business, except for inventory items which are obsolete or not usable or saleable in the ordinary course of business which have been written down to an amount not in excess of reasonably anticipated realizable market value or for which adequate reserves or allowances have been provided. The values at which inventories are carried derive from the inventory valuation policy of the Seller which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis.

         (i) TRADE NAMES, TRADEMARKS, MASK WORK RIGHTS, SERVICE MARKS AND COPYRIGHTS. SCHEDULE 2(a) to this Agreement contains a true and complete list of all trade names, trademarks, mask work rights, service marks and copyrights which are applicable to and used by the Seller in the operation of the Seller's Business. SCHEDULE 2(a) includes the following information (to the extent applicable) for each such trade name, trademark, service mark and copyright: date first used, whether or not registered, and registration number. To the Knowledge of the Seller, none of the Seller's Products or any trademarks, trade names, trade secrets or copyrights used by the Seller infringes the trademarks, trade names, trade secrets, copyrights or other proprietary rights of any other party.

         (j) PATENTS AND PATENT RIGHTS. There are no patents, applications for patent or inventions applicable to or used by the Seller in the operation of the Seller's Business. Except as disclosed in SCHEDULE 3(j), to the Knowledge of the Seller, the manufacture, use or sale of the Seller's Products do not violate or infringe on any patent or any proprietary or personal right of any person or firm.

         (k) IDENTIFICATION OF EMPLOYEES AND COMPENSATION. SCHEDULE 3(k) contains a true and complete list of the names and addresses of all employees and consultants of the Seller's Business who are under consideration for possible employment by the Buyer, their position with the Seller's Business, and their salary and other compensation from the Seller as of the date hereof.

         (l) COMPLIANCE WITH LAWS. The Seller's Business has been operated in compliance with all federal, state, local and foreign laws, regulations and orders, the violation of which would have a material adverse effect upon the Seller's Business. All reports and filings required to be made by the Seller with respect to the Seller's Business under foreign, federal, state, and local statutes, laws, regulations, rules, and ordinances relating to health, safety, and protection of the environment have been filed in a timely manner, and no such report or filings are currently required that have not been made.

         (m) CONSENTS. Except as set forth in SCHEDULE 3(m), no approvals or consents of or assignments by any person are necessary in connection with the execution, delivery or performance of this Agreement.

         (n) TAX MATTERS. All taxes, including, without limitation, income, excise, property, sales, transfer, use, franchise, payroll, employees' income withholding and social security taxes imposed or assessed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by the Seller with respect to the Seller's Business, and all interest, penalties and additions thereon, whether disputed or not, have been paid in full; all tax returns or other documents required to be filed in connection therewith have been accurately prepared and duly and timely filed. No issues have been raised (or are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any of the returns and reports referred to above, and no waivers of statutes of limitations have been given or requested with respect to the

Seller in connection therewith. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Seller's Business.

         (o) LITIGATION. Except as set forth in SCHEDULE 3(o), there is no claim, dispute, action, proceeding (including arbitration), suit or appeal, or investigation, at law or in equity, pending (other than those, if any, with respect to which service of process or similar notice has not yet been made and which are not within the Knowledge of the Seller or, to the Knowledge of the Seller, threatened against the Seller or the Seller's Business or involving any of the assets or properties of the Seller before any court, agency, authority, arbitration panel or other tribunal. The Seller is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, and the Seller is not in default with respect to any notice, order, writ, injunction, or decree.

         (p)  ERISA. Except as set for in SCHEDULE 3(p),

              (i) The Seller does not presently maintain, contribute to or have any plan or arrangement that (A) could subject the Seller or the Buyer (under any successor liability theory) to any current or potential multi-employer plan withdrawal liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or (B) is an unfunded or funded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, except as required by section 4980B of the Code or sections 601 through 609 of ERISA.

              (ii) With respect to each of the employee benefit plans in which any employee of the Seller's Business participates, the Seller has furnished to the Buyer true and complete copies of (A) the plan documents (including any related trust agreements), and (B) the most recent determination letter received from the Internal Revenue Service, if applicable.

              (iii) The Seller shall be responsible for satisfying the requirements of Section 4980B of the Code and Sections 601 through 609 of ERISA ("COBRA requirements") with respect to any employee of the Business who had a qualifying event prior to the Closing or for any employee of the Seller's Business not otherwise employed by the Buyer after the Closing, to the extent required under the COBRA requirements. The Buyer shall be responsible for satisfying the COBRA requirements for any employee of the Seller's Business employed by the Buyer after the Closing, to the extent required under the COBRA requirements.

         (q) RELATED PARTIES. No officer, director or other affiliate of the Seller, directly or indirectly, is party to any material arrangement affecting the design, development, marketing, distribution or use of the Acquired Assets.

         (r) UNDERLYING DOCUMENTS. Copies of all documents listed or described in the Disclosure Schedule have been furnished or made available to the Buyer. All such documents are true and complete copies, and there are no amendments or modifications thereto, except as expressly noted in the Disclosure Schedule.

         (s) BROKERS' FEES. Neither the Seller nor Holdings has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (t) DISCLOSURE. Neither this Agreement nor any of the schedules or exhibits hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to the Buyer which materially affects adversely or, to the knowledge of the Seller, could reasonably be anticipated to materially affect adversely the Acquired Assets.

         (u) INVESTMENT EXPERIENCE. The Seller has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Buyer so that the Seller is capable of evaluating the merits and risks of its investment in the Buyer and has the capacity to protect its own interests.

         (v) INVESTMENT INTENT. The Seller is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, except that the Seller expects to transfer ten percent (10%) of the Shares to a minority shareholder of the Seller. It understands that the Shares have not been, and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller's representations as expressed herein.

         (w) RULE 144. The Seller acknowledges that the Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the issuer, the resale occurring not less than two (2) years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three (3) month period not exceeding specified limitations.

         (x) ACCESS TO DATA. The Seller has had an opportunity to discuss the Buyer's business, management and financial affairs with its management. The Seller also has had an opportunity to ask questions of officers of the Buyer, which questions were answered to its satisfaction. The Seller understands that such discussions, as well as any written information issued by the Buyer, were intended to describe certain aspects of the Buyer's business and prospects but were not a thorough or exhaustive description. The Seller's decision to enter into the transactions contemplated hereby is based on its own evaluation of the risks and merits of the purchase and the Buyer's proposed business activities. Without limiting the generality of the foregoing, the Seller has had the opportunity to obtain and to review the following documents of the Buyer: (1) Registration Statement on Form S-4 (Registration No. 333-02642) filed with the Securities and Exchange Commission (the "SEC") on March 25, 1996, as amended,
(2) Annual Report on Form 10-K for the fiscal year ended June 30, 1996, (3) Quarterly Reports on Form 10-Q for the fiscal quarters ended

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

September 30, 1996, and December 31, 1996, (4) Current Report on Form 8-K, dated July 15, 1996, and (5) definitive Proxy Statement for its 1996 Annual Meeting of Stockholders, in each case as filed with the SEC. The Seller understands that its investment in the Shares involves a high degree of risk.

         (y) TAX LIABILITY. The Seller has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such tax consequences, the Seller relies solely on such advisors and not on any statements or representations of the Buyer or any of its agents. The Seller understands and agrees that it (and not the Buyer) shall be responsible for any of its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

         (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

         (b) AUTHORIZATION OF TRANSACTION. The Buyer has the necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the actions contemplated hereby will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, bent of indebtedness, security interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (d) CONCERNING THE SHARES. The Shares have been duly authorized and when issued in accordance with this Agreement, and the Common Stock, when issued upon conversion of the Shares, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Buyer, as such, to acquire any of the Shares. The Common Stock is listed for trading on the Nasdaq SmallCap Market ("NASDAQ") and (1) the Buyer and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) the Buyer has not been notified since January 1, 1994 by the National Association of Securities Dealers, Inc. ("NASD") of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq (except for the notices dated February 22, 1995, March 16, 1995, April 13, 1995, and October 24, 1996, and

December 3, 1996, regarding matters which have been rectified) and (3) no suspension of trading in the Common Stock is in effect.

         (e) APPROVALS. No authorization, approval or consent of or filing with any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Buyer is required to be obtained by the Buyer for the issuance and sale of the Shares and the Common Stock issuable upon conversion thereof other than (1) listing of the Common Stock on Nasdaq and (2) the requirements of any applicable blue sky laws. The Buyer has taken all actions necessary for such listing and has satisfied the requirements of all applicable blue sky laws.

         (f) SEC REPORTING STATUS AND FILINGS. The Buyer has timely filed with the SEC all reports and other information required to be filed under Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), except that the Company did not timely file with the SEC either its Annual Report on Form 10-K for the fiscal year ended June 30, 1996, or its Form 10-Q for the quarter ended September 30, 1996. Since June 30, 1996, the Company has not filed any reports or other information with the SEC pursuant to Sections 13(a), 14 and 15(d) of the 1934 Act other than the reports and other information identified in Section 3(x).

         (g) INFORMATION PROVIDED. The information provided by or on behalf of the Buyer to the Seller and referred to in Section 4(f) of this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (h) LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Buyer or any of its subsidiaries, threatened against or affecting the Buyer or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Buyer and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Buyer to perform its obligations under, this Agreement or any of such other documents.

         (i) BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller or Holdings could become liable or obligated.

         (j) DISCLOSURE. Neither this Agreement nor any of the schedules or exhibits hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to the Seller which materially affects adversely or could reasonably be anticipated to materially affect adversely the Shares.

         (k) INSCAPE TRANSACTION. The Buyer has also purchased certain assets from Inscape, a general partnership, pursuant to an Asset Purchase Agreement similar to this Agreement. Other than the assumption of certain liabilities, the only consideration paid to Inscape by the Buyer consisted of shares of the Buyer's Series C Convertible Preferred Stock. Inscape has executed a Registration Rights Agreement in the form attached hereto as EXHIBIT C.

         (l) ACCESS TO DATA. The Buyer has had an opportunity to discuss the Seller's business, management and financial affairs with its management. The Buyer also has had an opportunity to ask questions of officers of the Seller, which questions were answered to its satisfaction. The Buyer understands that such discussions, as well as any written information issued by the Seller, were intended to describe certain aspects of the Seller's business and prospects but were not a thorough or exhaustive description. The Buyer's decision to enter into the transactions contemplated hereby is based on its own evaluation of the risks and merits of the purchase.

5. POST-CLOSING COVENANTS AND AGREEMENTS. The Parties agree as follows with respect to the period following the Closing.

         (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, all the sole cost and expense of the requesting Party.

         (b) EMPLOYEES OF THE SELLER'S BUSINESS. The Buyer shall offer employment to those employees of the Seller's Business listed on Schedule 5, effective upon the Closing. The Seller shall retain all liabilities with respect to the termination of its employees.

         (c) CERTAIN AGREEMENTS. At the Closing the Buyer and the Seller shall enter a Registration Rights Agreement in the form attached hereto as EXHIBIT C.

         (d) REPORTING STATUS. So long as the Seller beneficially owns any of the Shares or the Common Stock issuable upon conversion thereof, the Buyer shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

         (e) USE OF TRIMARK INTERACTIVE NAME AND LOGO. The Buyer shall have the right to use the Trimark Interactive name and logo on new and existing inventory of Existing Titles and Titles in Development subject to the prior approval of the Seller, which will not be unreasonably withheld.

         (f) HOLDINGS FILM LIBRARY. For a period of three (3) years after the Closing, Holdings will, in good faith, entertain proposals from the Buyer to make interactive entertainment titles from movies owned by Holdings or any of its subsidiaries or affiliated companies.

         (g)  CONDITION TO TRANSFER OF CERTAIN CONTRACTS.

              (i) The Seller agrees that it will use its best efforts to obtain the necessary consents to the assignment of each Assumed Contract which by its terms requires the consent of any of the other contracting parties thereto to an assignment to the Buyer.

              (ii) At the Closing the Buyer may elect to close the transactions contemplated hereby notwithstanding the fact that the Seller may have failed to obtain consents to the transfer of one or more Assumed Contracts which by their terms require the consent of any other contracting party thereto to the assignment thereof to the Buyer. The terms of this paragraph (ii) shall govern the transfer of the benefits of each such Assumed Contract. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that at the Closing the Seller will not assign to the Buyer any Assumed Contract which by its terms requires the consent of any other contracting party thereto unless each consent has been obtained prior to the Closing Date. With respect to each such unassigned Assumed Contract, after the Closing Date the Seller shall continue to deal with the other contracting party(ies) to that Assumed Contract as the prime contracting party and shall use its best efforts to obtain the consent of all required parties to the assignment of such Assumed Contract, but the Buyer shall be entitled to the benefits of such Assumed Contract accruing after the Closing Date to the extent that the Seller may provide the Buyer with such benefits without violating the terms of such Assumed Contract; and the Buyer agrees to perform at its sole expense all of the obligations of the Seller to be performed under such Assumed Contract the benefits of which the Buyer is receiving after the Closing Date.

6.  INDEMNIFICATION.

         (a)  INDEMNIFICATION OF LOSSES. The Seller hereby indemnifies the
Buyer against Losses (as defined below), and the Buyer hereby indemnifies the Seller against Losses, as set forth in this Section 6. If the Buyer shall have suffered a Loss by reason of (I) the breach of any of the representations or warranties or covenants made by the Seller herein, (ii) any liability or claim arising prior to the Closing with respect to the Seller's Business (except the Assumed Liabilities but including the claims and litigation disclosed on
SCHEDULE 3(o)), or (iii) the Loss or limitation of any license or intellectual property rights by reason of the filing of a bankruptcy proceeding by any licensor of the Seller prior to the Closing, the Buyer shall be indemnified for such Loss by the Seller as set forth in this Section 6; if the Seller shall have suffered a Loss by reason of (iii) the breach of any of the representations or warranties or covenants made by the Buyer herein (iv) the manufacture or sale of the Seller's Products by the Buyer after Closing, or (v) the Assumed Liabilities, the Seller shall be indemnified for such Loss by the Buyer as set forth in Section 6. The party who is requested to provide indemnity is herein referred to as "Indemnitor" and the party requesting indemnity is herein referred to as "Indemnitee." "Loss" shall mean any losses, liabilities, claims, damages and expenses incurred, including, without limitation, penalties, fines, interest, amounts paid in settlement and reasonable fees and disbursements of counsel, and expenses incurred in connection with any investigation, action, suit or proceeding instituted against Indemnitee.

         (b) PAYMENT. At such time as the indemnifiable amount of a Loss as been determined in accordance with this Section 6 (a "Liquidated Claim"), (A) if resulting from a claim made by the Buyer, the Seller shall immediately pay the Buyer the amount of the Liquidated Claim if the Liquidated Claim is described in
Section 6(a)(ii) or shall surrender a portion of the Shares as provided in
Section 6(f) if the Liquidated Claim is described in Section 6(a)(I), or (B) if resulting from a claim made by the Seller, the Buyer shall immediately pay the Seller the amount of the Liquidated Claim, as the case may be. No forbearance of an Indemnitee in demanding payment from an Indemnitor shall act as a waiver of any right of Indemnitee to receive payment from Indemnitor, nor shall it relieve Indemnitor of any obligation to Indemnitee under this Agreement.

         (c) NOTICE OF CLAIMS. In the event Indemnitee has any claim for a Loss (a "Claim"), it will give prompt written notice thereof to Indemnitor, including in such notice a brief description of the facts upon which Claim is based and the amount thereof.

         (d) THIRD PARTY CLAIMS. In the event Indemnitee becomes aware of a Third Party Claim which it believes may result in a Claim (a "Third Party Claim"), Indemnitee shall notify Indemnitor of such Third Party Claim, and Indemnitor shall be entitled, at the expense of Indemnitor, to defend such Third Party Claim.

         (e) DISPUTED CLAIMS. If Indemnitor objects to any Claim or Third Party Claim, it shall give written notice of such objection and brief statement of the grounds of such objection to Indemnitee within twenty (20) business days after notice is received. If no such notice is given, such claim shall be a Liquidated Claim. If such objection is made, Indemnitor and Indemnitee shall meet and use their best efforts to settle the dispute in writing which when resolved shall be a Liquidated Claim. If no such settlement is reached, the parties will submit their dispute to arbitration pursuant to Section 7(p) hereof.

         (f)  SURRENDER OF SHARES

              (i) If the Buyer suffers any Losses described in Section 6(a)(I) hereof, the Buyer's sole and exclusive remedy for Losses shall be the surrender by the Seller of Shares to the Buyer, provided that the Seller shall not be required to surrender, in the aggregate, more than one third of the Shares (subject to appropriate adjustment for stock splits, reverse splits and stock dividends).

              (ii) The Seller shall surrender (and Holdings agrees to cause the Seller to surrender) Shares to the Buyer with respect to Losses described in
Section 6(a)(I) hereof at the rate of one Share for each $3.375 of Liquidated Claim with respect thereto.

              (iii) No surrender of Shares shall be made with respect to Liquidated Claims described in Section 6(a)(I) until the aggregate amount thereof exceeds $100,000, whereupon reduction shall be made for all such Liquidated Claims.

         (g) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in this Agreement will continue for a period of two (2) years from the date of Closing.

7.  MISCELLANEOUS.

         (a) PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Party prior to making the disclosure).

         (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

         (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given five business days after mailing if sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

              If to the Seller or Holdings:

              Trimark Holdings, Inc.
              2644 30th Street
              Santa Monica, CA 90405
              Attention: Douglas L. Lowell

              Copy to:

              Stroock & Stroock & Lavan
              2029 Century Park East, Suite 1800
              Los Angeles, CA 90067
              Attention: Glenn D. Smith, Esq.

              If to the Buyer:

              Graphix Zone, Inc.
              42 Corporate Park, Suite 200
              Irvine, CA 92606
              Attention: Norman H. Block, President

              Copy to:

              Snell & Wilmer L.L.P.
              1920 Main Street, Suite 1200
              Irvine, CA 92614
              Attention: Gregg Amber, Esq.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it any is received by the person for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

         (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Seller and Holdings.

         (j) EXPENSES. Each of the Buyer, the Seller and Holdings will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (k) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         (l) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Items disclosed in any Schedule shall be deemed to have been disclosed in any other Schedule.

         (m) BULK TRANSFER LAWS. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. The Seller shall indemnify the Buyer for any liability with respect to any such non-compliance.

         (n) TRANSFER TAXES. Any and all sales, use or other transfer taxes arising from the transactions contemplated by this Agreement will be paid by the Buyer.

         (o) CONFIDENTIALITY OF INFORMATION. All information given to a Party by the other Party in connection with this Agreement and designated as "confidential" by the disclosing Party ("Confidential Information") shall be used only for purposes related to the consummation of the transactions contemplated herein, and shall be disclosed to the receiving Party's employees and representatives only on a "need to know" basis in connection with such purposes. If the Closing does not occur for any reason, each Party shall maintain in confidence all Confidential Information of the other Party, shall return to the disclosing Party all tangible embodiments (and all copies) of such Confidential Information and shall not use such Confidential Information for any purpose; provided, that the forgoing restrictions shall not apply to: (a) information which is or which becomes a matter of public knowledge through no act or failure to act of the receiving Party, its representatives or employees,
(b) information which becomes available to the receiving Party from a source not under an obligation of confidentiality to the disclosing Party, or -C-information which was known to receiving Party prior to its disclosure to the receiving Party by the disclosing Party.

         (p) ARBITRATION. In the event of any dispute arising under this Agreement, the Parties shall first attempt to resolve such dispute by negotiation and mediation, if necessary. If such dispute is not resolved in thirty (30) days, or such longer period as the Buyer and the Seller may agree, the Buyer and the Seller will each select an arbitrator to serve on a three-party arbitration panel and the selected arbitrators will select the third arbitrator. Arbitration under this Agreement will be conducted in Orange County, California pursuant to the rules of the American Arbitration Association. The prevailing party shall be entitled to the costs of arbitration and reasonable outside attorneys' fees. The decision of the arbitrators will be final and binding upon the Buyer, the Seller and Holdings, and shall be enforceable in any court of competent jurisdiction.

    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                             GRAPHIX ZONE, INC.


                             By:
                                ------------------------------------
                                  Norman H. Block, President



                             TRIMARK HOLDINGS, INC.


                             By:
                                  ----------------------------------

                             Title:
                                    --------------------------------


                             TRIMARK INTERACTIVE, INC.


                             By:
                                  ----------------------------------

                             Title:
                                    --------------------------------

                                      EXHIBIT A
                                 FORM OF BILL OF SALE


         THIS BILL OF SALE made this 26th day of February, 1997, by TRIMARK INTERACTIVE, INC., a California corporation ("Seller") for the benefit of GRAPHIX ZONE, INC., a Delaware corporation ("Buyer").

         WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement dated February 26, 1997 ("Agreement"), pursuant to which Seller has agreed to transfer certain of its assets to Buyer.

         NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, Seller grants, sells, conveys, transfers, assigns, releases and delivers to Buyer the assets described on EXHIBIT 1 hereto (the "Acquired Assets").

         Seller, at any time at or after the date hereof, will execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents, and instruments of transfer reasonably requested by Buyer and will take any other action consistent with the terms of this Bill of Sale that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all of the Acquired Assets. Seller warrants to Buyer that it has good title to the Acquired Assets and will defend the sale of the Acquired Assets against any person making claim against them. If requested by Buyer, Seller further agrees to prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights, or benefits included in the Acquired Assets that require prosecution or enforcement in Seller's name. Seller also hereby appoints Buyer as its agent to act in Seller's name and on Seller's behalf to take any action necessary to effect the transfer of any of the Acquired Assets to Buyer, or prosecute or otherwise enforce any claims, rights, or benefits included in the Acquired Assets in Seller's name including bringing suit in Seller's name, provided that if Buyer brings suit in Seller's name it shall give prior written notice to Seller of its intent to do so. Any prosecution or enforcement of claims, rights, or benefits under this paragraph shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Bill of Sale by Seller.

         This Bill of Sale has been executed by a duly authorized officer of Seller as of the day and year first above written.

                             TRIMARK INTERACTIVE, INC.

                             By:
                                ------------------------------------

                                  Title:
                                        ----------------------------

                                      EXHIBIT B
                    FORM OF AGREEMENT OF ASSUMPTION OF LIABILITIES

         THIS AGREEMENT OF ASSUMPTION OF LIABILITIES is made and effective on February 26, 1997 by GRAPHIX ZONE, INC., a Delaware corporation ("Buyer") in favor of TRIMARK INTERACTIVE, INC., a California corporation ("Seller"), pursuant to an Asset Purchase Agreement ("Purchase Agreement") dated the date hereof, under which Seller agreed to transfer certain assets, subject to certain liabilities, to Buyer.

         THEREFORE, Buyer, for valuable consideration, the receipt of which is hereby acknowledged, hereby assumes and agrees to discharge when due all of the Assumed Liabilities, as defined in the Purchase Agreement.

         It is expressly understood and agreed that Buyer shall not be liable for any liabilities, claims, or obligations of Seller of any kind or nature other than those expressly set forth herein.

         Buyer shall indemnify, defend and hold Seller harmless against all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees arising from any liability, claim or obligation assumed by Buyer pursuant to this Agreement. If any action is commenced or claim asserted against Seller which, if successful, may be subject to indemnification by Buyer pursuant to the express terms hereof, Seller shall give written notice of such action or claim to Buyer reasonably promptly after receipt of written notice of the action or claim. Buyer shall be entitled to participate in and, to the extent it desires, to direct the defense of such action or claim (including the selection of counsel at its own expense. Seller shall reasonably cooperate with Buyer and its counsel in the defense of the action. Seller shall have the right to employ its own counsel in any such case, but the fees and expenses of that counsel shall be at Seller's own expense unless Buyer has not employed counsel to handle the defense of the action or claim, in either of which events such fees and expenses shall be borne by Buyer. Any failure of Seller to comply with the requirements of this paragraph which materially impairs the right of Buyer to participate in or direct the defense of the action or claim and to have the reasonable cooperation of Seller, as set forth in this paragraph, shall relieve Buyer of any liability for such indemnification with respect to the matter as to which the substantial failure occurred.

         This Agreement of Assumption of Liabilities has been executed by the duly authorized officers of Buyer.

                             GRAPHIX ZONE, INC.


                             By:
                                ------------------------------------
                                  Norman H. Block, President

                                      EXHIBIT C
                        FORM OF REGISTRATION RIGHTS AGREEMENT


    THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of this 26th day of February, 1997 by and among Graphix Zone, Inc, a Delaware corporation (the "Company") and the persons named on the signature pages hereto (the "Initial Holders")

    WHEREAS, pursuant to an Asset Purchase Agreement between each Initial Holder and the Company, each Initial Holder has transferred certain assets to the Company and the Company has issued to such Initial Investor certain shares of the Company's Series C Convertible Preferred Stock (the "Preferred Shares") which are convertible into shares (the "Conversion Shares") of Common Stock, $.01 par value (the "Common Stock"), of the Company; and

     WHEREAS, as further inducement to each Initial Holder to enter into its respective Asset Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act, and applicable state securities laws with respect to the Conversion Shares;

    NOW, THEREFORE, the parties agree as follows:

                                      SECTION 1

                    RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                            COMPLIANCE WITH SECURITIES ACT

    1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "CONVERSION SHARES" shall mean the shares of Common Stock issued or issuable pursuant to conversion of the Preferred Shares.

         "HOLDER" or "HOLDERS" shall mean the Initial Holders and any holders of Registrable Securities including any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with
Section 1.13 hereof.

         "INITIATING HOLDERS" shall mean any Holders of Registrable Securities who request registration.

         "RESTRICTED SECURITIES" shall mean the Preferred Shares and the Conversion Shares.

         The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRABLE SECURITIES" means (I) Conversion Shares, (ii) any Common Stock issued as a dividend on the Preferred Shares and (iii) any Common Stock issued or issuable with respect to such shares upon any stock split, stock dividend, recapitalization or similar event or any Common Stock otherwise issued with respect to the such shares; PROVIDED, HOWEVER, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 1.5, 1.6 and 1.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by any of the Holders and all fees and disbursements of counsel for such Holders.


    1.2 RESTRICTIONS ON TRANSFERABILITY. The Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 1, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee or pledgee of any of the Restricted Securities, held by it to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Section 1, including without limitation those imposed upon Holders under Section 1.13.


    1.3  RESTRICTIVE LEGENDS.


         (a) Each certificate representing (I) the Preferred Shares, (ii) the Conversion Shares and (iii) any other securities issued in respect of the Shares or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.


         (b) Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.


    1.4 NOTICE OF PROPOSED TRANSFERS. Each Holder by acceptance of Restricted Securities agrees to comply in all respects with the provisions of this
Section 1.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and, if the Company reasonably so requests, shall be accompanied at such holder's expense by either (I) an opinion of legal counsel which shall be reasonably satisfactory to the Company, which opinion shall be addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate or other writing evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.


    1.5  REQUESTED REGISTRATION.


    (a) REQUEST FOR REGISTRATION. If the Company receives from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least 200,000 shares of Registrable Securities (as appropriately adjusted with respect to stock splits, stock dividends and reverse stock splits with respect to the Common Stock), the Company will:

         (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

         (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

                   (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                   (B) prior to one (1) year from the date of this Agreement, unless the Company takes (or fails to take) any action the result of which would be the Company's inability to use Form S-3 to register the resale of the Registrable Securities by the date which is one (1) year from the date of this Agreement, in which case the applicable period shall be reduced from one (1) year to six (6) months;

                   (C) beginning at any time when the Company delivers notice to the Holders within thirty (30) days of any registration request of its bona fide intention to file a registration statement with the Commission pertaining to a firm commitment underwritten public offering of securities of the Company within ninety (90) days of such request and ending on the earlier of (x) six (6) months from the date of the request by the Holders or (y) the abandonment or consummation or such offering, PROVIDED, HOWEVER, that if the Company delivers such a notice twice within a twelve (12) month period then, with respect to the registration request to which the second such notice relates, the underwriter exclusion or limitation provisions of Section 1.6(b) shall only apply to the Holders to the extent of one-third (1/3) of the shares requested to be registered (so, for example, if the Holders request that 900,000 shares be registered, they must be permitted to sell at least 600,000 shares in the underwritten offering pursuant to Section 1.6);

                   (D) during the one hundred eighty (180) days immediately following the effective date of the registration statement pertaining to a firm commitment underwritten initial public offering of securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);

                   (E) after the Company has effected one such registration pursuant to this subparagraph 1.5(a), such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

                   (F) if the Company shall furnish to Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, provided that the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.5 shall be deferred for a period not to exceed ninety (90) days, and provided, further, that the Company shall not exercise its right under this clause to defer such obligation more than once in any twelve (12) month period.

         Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

    (b) UNDERWRITING. If the Initiating Holders intend to distribute their Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this
Section 1.5 and the Company shall so advise the Holders as part of the notice given pursuant to Section 1.5(a)(I). In that event, the right of any Holder to registration pursuant to Section 1.5 shall be conditioned upon the Holder's participation in the underwriting arrangements required by this Section 1.5(b) and the inclusion of the Holder's Registrable Securities in the underwriting to the extent requested and to the extent provided herein; PROVIDED, HOWEVER, that each Holder shall be required to make only those representations (if any) as would be customary for a holder of a similar percentage of similar securities.

         The Company (together with all Holders proposing to distribute their securities through such underwriting) shall, upon request by the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company), enter into any reasonable agreement requested by the managing underwriter in connection with the offering including, but not limited to, an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders who have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be registered by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

    If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration; PROVIDED, HOWEVER, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.5(b).

    1.6  COMPANY REGISTRATION.

         (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register any of its securities in connection with the sale thereof for cash, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (I) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:


         (A)  promptly give to each Holder written notice thereof; and


         (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company by any Holder.

         (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(I). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration); PROVIDED, HOWEVER, that each Holder shall be required to make only those representations (if any) as would be customary for a holder of a similar percentage of similar securities. Notwithstanding any other provision of this Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may, subject to the provisions of subparagraph 1.5(a)(ii)(C), limit or exclude the Registrable Securities to be included in such registration prior to the exclusion from such registration of any securities to be sold by the Company or any party exercising demand registration rights with respect to such registration; provided that if any exclusion or limitation of Registrable Securities is so required, such exclusion or limitation shall be allocated first, among the Holders of Registrable Securities participating in such registration in proportion to the number of shares of Registrable Securities held by such Holders and second, to any other holders of securities of the Company entitled to participate and participating in such registration ("Other Holders") in proportion to the number of shares of the Company's Common Stock (or equivalents thereof) held by such Other Holders. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than seventy percent (70%) of the Registrable Securities proposed to be sold in the offering. If any Holder or Other Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by the Company under this
Section 1.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

    1.7  REGISTRATION ON FORM S-3.

         (a) If at any time after the first anniversary of this Agreement, any Holder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the anticipated aggregate offering price of not less than $750,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form; PROVIDED, HOWEVER, that the Company shall not be required to effect more than one such registration pursuant to this Section 1.7 in any twelve-month period. The Company will (I) promptly give written notice of the proposed registration to all other Holders and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company. If the registration is for a public offering involving an underwriting, the substantive provisions of Section 1.5(b) shall be applicable to each registration initiated under this Section 1.7.

         (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.7: (I) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the Holder, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date forty-five (45) days prior to the filing of, and ending on a date sixty (60) days following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future or for any disclosure to be made that, in the opinion of the Board of Directors duly advised by counsel, is required to be made in connection with the sale of Registrable Securities pursuant to such registration, provided that the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, and provided, further, that the Company shall not exercise its right under this clause to defer such obligation more than once in any twelve-month period.

    1.8  EXPENSES OF REGISTRATION.

         (a) All Registration Expenses incurred in connection with any registration pursuant to Sections 1.5 or 1.6, including one-half (1/2) of the expense of one (1) counsel for the Holders, the Company's portion thereof not to exceed $25,000, shall be borne by the Company. All Registration Expenses incurred in connection with the first two registrations pursuant to Section 1.7, excluding the expense of counsel for the Holders, shall be borne by the Company. The Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 1.5, the request of which has been subsequently withdrawn by the Initiating Holders, unless the Holders of a majority of the Registrable Securities agrees to forfeit their right to one demand registration pursuant to Section 1.5. Notwithstanding the foregoing, however, if at the time of the withdrawal the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration.

         (b) All Selling Expenses shall be borne pro-rata by the Holder or Holders participating in such registration.


    1.9  INDEMNIFICATION.

         (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse or pay for the account of each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

         (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse or pay for the account of the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred (as and when incurred) in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such-registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of a Holder for indemnification under this
Section 1.9(b) shall not exceed the net proceeds from the offering received by such Holder, unless such liability arises out of or is based on willful misconduct of such Holder.

         (c)  Each party entitled to indemnification under this Section 1.9
(the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

         (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement (or alleged untrue statement) or omission (or alleged omission) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

         (e)  The obligations of the Company and the Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Section 1.


    1.10 INFORMATION OF HOLDER; COPIES OF PROSPECTUS. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1. In connection with any such registration, the Company shall furnish to such Holder or Holders such numbers of copies as may be reasonably requested in order to facilitate the disposition of Registrable Securities owned by such Holder, of any prospectus or preliminary prospectus prepared in conformity with the Securities Act.


    1.11 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as soon as practicable:

         (a) Prepare and file with the Commission within ninety (90) days of request therefor a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or until the distribution contemplated in the Registration Statement has been completed.

         (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such states or jurisdictions.

         (d) Notify each Holder of Registrable Securities covered by such registration statement (I) of the effectiveness of the registration statement and (ii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (e) Furnish to the Holders participating in such registration and, if applicable, to the underwriters of the securities being registered, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

         (f) In the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (g) Effect the listing of the Registrable Securities on the Nasdaq SmallCap Market (assuming that the Company meets the applicable listing criteria at that time) or such other national securities exchange on which shares of the Company's Common Stock shall then be listed.

         (h) Provide a transfer agent and registrar for all Registrable Securities covered by the registration statement not later than the effective date of the registration statement.

    1.12 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission, which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use reasonable commercial efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

         (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; and

         (d) Take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

    1.13 TRANSFER OF REGISTRATION RIGHTS. The rights granted Holders under this Agreement may be assigned or otherwise conveyed to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder (together with any affiliate) provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) the Holder effecting such transfer shall comply with the requirements of Section 1.4 of this Agreement, (c) the transferee shall agree to be bound by all of the provisions of this Section 1, (d) such transfer does not violate any agreements by and among the Company and such Holders or any agreements among such Holders, and (e) such transferee or assignee (i) is a wholly owned subsidiary, constituent partner (including retired and limited partners) or affiliate of such Holder, (ii) is any family member of any individual Holder, (iii) is a trust for the benefit of any individual Holder, or (iv) acquires from such Holder at least 200,000 shares of the Company's Registrable Securities subject to this Agreement (as adjusted for any stock split or combination), or a lesser amount provided such transferee or assignee acquires all of the shares of the Company's capital stock subject to this Agreement then held by such Holder, provided in each case that the Company is given written notice by such transferee at the time of said transfer stating the name and address of said transferee and said transferee's agreement to be bound by this Agreement.

                                      SECTION 2

                                    MISCELLANEOUS

    2.1 TRANSFER; SUCCESSORS AND ASSIGNS. Except as the transferability of rights is expressly limited herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


    2.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the state of California as applied to agreements among California residents entered into and to be performed entirely within California.

    2.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    2.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    2.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed
(a) if to a Holder, at such address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at such address as the Company shall have furnished in writing to the Holder to the attention of the President. A notice shall be effective when actually delivered by hand or messenger, or five (5) business days after deposit in the mail as aforesaid.

    2.6 TERMINATION. This Agreement shall terminate with respect to any Holder when such Holder may sell all of its Registrable Securities under Rule 144 without limitation as to volume.

    2.7 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

    2.8 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

    2.9 MODIFICATIONS AND AMENDMENTS. This Agreement may be modified or amended only with the written consent of the Company and each Holder who holds at least 50,000 shares of Registrable Securities (as appropriately adjusted with respect to stock splits, stock dividends and reverse stock splits with respect to the Common Stock) then subject to this Agreement. Any waiver by a party of its rights hereunder shall be effective only if evidenced by a written instrument executed by such party. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing. Each Holder acknowledges that by the operation of this Section 2.9 the Holders of blocks of at least 50,000 shares of the Registrable Securities may have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


"COMPANY"                         GRAPHIX ZONE, INC.


                                  By: ______________________________
                                       _________________, President

"INITIAL HOLDERS"                 INSCAPE

                                  By: Warner Music Multimedia Inc.
                                  Title: General Partner

                                  Warner Music Multimedia Inc.


                                  By: ______________________________

                                  Title: ___________________________


                                  TRIMARK INTERACTIVE, INC.


                                  By: ______________________________

                                  Title: ___________________________

                                      EXHIBIT D
             FORM OF CERTIFICATE OF DESIGNATIONS OF SERIES C CONVERTIBLE
                                   PREFERRED STOCK


                                  GRAPHIX ZONE, INC.


                             CERTIFICATE OF DESIGNATIONS
                                          OF
                         SERIES C CONVERTIBLE PREFERRED STOCK

               (Pursuant to Section 151 of the General Corporation Law
                              of the State of Delaware)

                              -------------------------

    Graphix Zone, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY CERTIFY:

    That pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation ("Board"), at a meeting on February 13, 1997, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.01 par value, which series is designated "Series C Convertible Preferred Stock", which resolution is as follows:

    RESOLVED, that pursuant to authority vested in the Board of the Corporation by the Certificate of Incorporation, the Board does hereby provide for the creation of a series of the Preferred Stock, $.01 par value (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

                         SERIES C CONVERTIBLE PREFERRED STOCK

    SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series C Convertible Preferred Stock" (the "Series C Convertible Preferred Stock"), and the number of shares constituting the Series C Convertible Preferred Stock shall be 1,300,000, and shall not be subject to increase.

    SECTION 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series C Convertible Preferred Stock shall be the sum of (i) $3.375 and (ii) to the extent legally available, the accrued but unpaid dividends on such share of Series C Convertible Preferred Stock.

    SECTION 3. RANK. All Series C Convertible Preferred Stock shall rank (I) senior to the Common Stock, $.01 par value (collectively the "Common Stock"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and any additional series of preferred stock of any class which the Board of Directors or the stockholders may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

    SECTION 4. DIVIDENDS AND DISTRIBUTIONS.(a) The holders of shares of
Series C Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of $0.10125 per annum per share, and no more, which shall be fully cumulative (but not compounded), shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance and shall be payable in cash quarterly on January 1, April 1, July 1, and October 1 of each year commencing April 1, 1997 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series C Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 4(b) hereof, shares of Series C Convertible Preferred Stock or any combination of cash and shares of Series C Convertible Preferred Stock, at the option of the Corporation as hereinafter provided. If the Corporation elects to pay dividends in shares of Series C Convertible Preferred Stock, such dividends shall accrue, and the shares shall not be issued, until the earlier of (I) redemption of the shares pursuant to the provisions of Section 6 or Section 7 or (ii) conversion of the shares pursuant to Section 8. The amount of the dividends payable per share of Series C Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of 12 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends or liquidation preference to the Series C Convertible Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on any shares of Junior Dividend Stock, no purchase, redemption, or other acquisition shall be made by the Corporation or any person controlled thereby of any shares of Junior Dividend Stock, nor shall any monies be paid or made available for a sinking fund for the purchase, redemption or other acquisition of any Series C Convertible Preferred Stock or any Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series C Convertible Preferred Stock shall have been paid in full or declared and set apart for payment.

    No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series C Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series C Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series C Convertible Preferred Stock for any period, no purchase, redemption or other acquisition of Parity Dividend Stock shall be made and no monies shall be paid or made available for a sinking fund for the purchase, redemption or other acquisition of any Series C Convertible Preferred Stock or any Parity Dividend Stock unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series C Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series C Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series C Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series C Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

    Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

    (b) If the Corporation elects in the exercise of its sole discretion to issue shares of Series C Convertible Preferred Stock in payment of dividends on the Series C Convertible Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, to each holder of such shares a certificate representing the number of whole shares of Series C Convertible Preferred Stock arrived at by dividing $3.375 into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series C Convertible Preferred Stock held by such holder which are being paid in shares of Series C Convertible Preferred Stock were being paid in cash. No fractional shares of Series C Convertible Preferred Stock shall be issued in payment of dividends. In lieu thereof, the Corporation may issue a number of shares of Series C Convertible Preferred Stock to each holder which reflects a rounding up to the next highest whole number of shares of Series C Convertible Preferred Stock or may pay cash. The Corporation shall not exercise its right to issue shares of Series C Convertible Preferred Stock in payment of dividends on Series C Convertible Preferred Stock if:


         (i) the issuance or delivery of shares of Series C Convertible Preferred Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained; or


         (ii) the issuance of shares of Series C Convertible Preferred Stock in payment of dividends on Series C Convertible Preferred Stock held by any Restricted Person (as defined in Section 8(a) hereof) would result in any Restricted Person beneficially owning more than 9.9% of the Corporation's Common Stock, determined as provided in the proviso to the second sentence of Section 8(a) hereof.

    Shares of Series C Convertible Preferred Stock issued in payment of dividends on Series C Convertible Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Series C Convertible Preferred Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.


    (c) The Corporation shall not pay or declare and set apart for such payment any dividend on shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock (as defined herein) other than (1) dividends on shares of Common Stock solely in the form of additional shares of Common Stock, (2) dividends on Junior Dividend Stock solely in the form of shares of Common Stock or additional shares of Junior Dividend Stock or (3) dividends on Junior Liquidation Stock solely in the form of shares of Common Stock or additional shares of Junior Liquidation Stock unless contemporaneously therewith, the Corporation shall pay or declare and set apart for payment dividends on the shares of Series C Convertible Preferred Stock in an amount per share of Series C Convertible Preferred Stock equal to the amount of dividends or other distribution the holder of such share of Series C Convertible Preferred Stock would otherwise have been entitled to receive had such holder converted such share of Series C Convertible Preferred Stock in accordance with Section 8(a) into shares of Common Stock as if the Conversion Date (as defined herein) were the earlier of (x) the record date for the payment of such dividend on shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, and (y) the trading day prior to the date on which ex-dividend trading in the Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, begins with respect to such dividend thereon.


    (d) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one person or group of affiliated persons, unless, in each case, the Corporation or such subsidiary offers to purchase from each holder of shares of Series C Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series C Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series C Convertible Preferred Stock equal to the product obtained by multiplying (1) the number of shares of Common Stock into which such share of Series C Convertible Preferred Stock could be converted in accordance with
Section 8(a) on the date of purchase of such share of Series C Convertible Preferred Stock times (2) in the case of a transaction with respect to Common Stock, one hundred percent (100%) of the cash price (or other consideration) per share of Common Stock to be paid in connection with such redemption, repurchase or acquisition, or in the case of a transaction with respect to Junior Dividend Stock or Junior Liquidation Stock, the Mandatory Redemption Price (as defined in Section 6(b)).


    (e)  Neither the Corporation nor any subsidiary of the Corporation shall
(1) make any tender offer or exchange offer (a "Tender Offer") for outstanding shares of Common Stock unless the Corporation contemporaneously therewith makes an offer or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation unless such person agrees with the Corporation to make an offer, in either such case, to each holder of outstanding shares of Series C Convertible Preferred Stock to purchase the same percentage of shares of Series C Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series C Convertible Preferred Stock equal to the product obtained by multiplying (1) the number of shares of Common Stock into which such share of Series C Convertible Preferred Stock could be converted in accordance with Section 8(a) on the date of purchase of such share of Series C Convertible Preferred Stock times (2) one hundred percent (100%) of the cash price (or other consideration) per share of Common Stock offered in such Tender Offer.

    SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series C Convertible Preferred Stock equal to the sum of (I) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears to the date of distribution at the rate specified in Section 4(a), and (iii) $3.375 (collectively, the "Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series C Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"). If the assets of the Corporation available for distribution to its stockholders are insufficient to pay the full Liquidation Preference payable to the Series C Convertible Preferred Stock and the full liquidation preferences of any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series C Convertible Preferred Stock (the "Parity Liquidation Stock") then the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series C Convertible Preferred Stock and the Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series C Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

    SECTION 6. MANDATORY REDEMPTION.

    (a) On February 28, 2000, the Corporation shall redeem, in cash out of any funds legally available therefor, all shares of Series C Convertible Preferred Stock then outstanding at the Mandatory Redemption Price (as defined in paragraph (b) below).


    (b) The "Mandatory Redemption Price" for each share of Series C Convertible Preferred Stock shall be an amount in cash equal to the sum of $3.375 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events with respect to the Common Stock occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of Delaware) plus all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date of redemption.

    (c) If only a part of the outstanding shares of Series C Convertible Preferred Stock is legally permitted to be redeemed, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder of Series C Convertible Preferred Stock.


    (d) Not less than 30 days nor more than 60 days prior to the date fixed for redemption ("Mandatory Redemption Date"), written notice ("Mandatory Redemption Notice"), shall be mailed, postage prepaid, to each holder of record of the Series C Preferred Stock to be redeemed at his post office address last shown on the records of the Corporation. The Mandatory Redemption Notice shall state:

         (i)  If less than all of the outstanding shares of Series C
Convertible Preferred Stock are then legally permitted to be redeemed, the total number of shares that are then legally permitted to be redeemed and the reason that less than all of the shares may be redeemed;

         (ii) Whether all or less than all of the outstanding shares of Series
C Convertible Preferred Stock are to be redeemed and the total numbers of shares being redeemed;

         (iii) The number of shares of Series C Convertible Preferred Stock held by the holder that the Corporation intends to redeem;

         (iv) The Mandatory Redemption Date and the Mandatory Redemption Price; and

         (v) That the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series C Preferred Stock to be redeemed.


    (e) On or before the Mandatory Redemption Date, each holder of Series C Convertible Preferred Stock to be redeemed, unless such holder has exercised his right to convert the shares as provided in Section 8, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Mandatory Redemption Notice, and thereupon the Mandatory Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

    (f) If the Mandatory Redemption Notice has been duly given, and if on the Mandatory Redemption Date the Mandatory Redemption Price is either paid or made available for payment through the deposit arrangement specified in paragraph (g) below, then notwithstanding that the certificates evidencing any of the shares of Series C Convertible Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the Mandatory Redemption Date and all rights with respect to such shares shall forthwith after the Mandatory Redemption Date terminate, except only the right of the holders to receive the Mandatory Redemption Price without interest upon surrender of their certificate or certificates therefor.


    (g) On or prior to the Mandatory Redemption Date, the Corporation shall deposit with any bank in Orange County, California, having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Mandatory Redemption Price of all shares of Series C Convertible Preferred Stock called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank to pay, on or after the Mandatory Redemption Date or prior thereto, the Mandatory Redemption Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank payment of the Mandatory Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Section 8. Any funds so deposited and unclaimed at the end of one year from the Mandatory Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Mandatory Redemption Price only from the Corporation.

    (h) If all of the then outstanding shares of Series C Convertible Preferred Stock are not redeemed on the Mandatory Redemption Date, neither the Corporation nor any entity controlled by the Corporation shall redeem, repurchase, otherwise acquire or pay dividends or make any distributions with respect to any other securities of the Corporation until such time as all such shares of Series C Convertible Preferred Stock have been redeemed or converted into Common Stock.

    SECTION 7. OPTIONAL REDEMPTION.

    (a) The Corporation may, at any time at the option of the Board, redeem the Series C Convertible Preferred Stock in whole or in part; PROVIDED, HOWEVER, that the Corporation shall not make any partial redemption which would leave any Holder with a number of shares of Series C Convertible Preferred Stock which would be convertible, pursuant to the provisions of Section 8(a), into less than two hundred thousand (200,000) shares (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events with respect to the Common Stock occurring on or after the date of filing of this Certificate of

Designations with the Secretary of State of the State of Delaware) of Common Stock unless such number represents a number of shares of Common Stock which could, at that time, be sold by such Holder in any three (3) month period pursuant to Rule 144 under the Securities Act of 1933, as amended.


    (b) The redemption price for each share of Series C Convertible Preferred Stock shall be an amount in cash equal to the sum of $3.7125 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events with respect to the Common Stock occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of Delaware) plus the amount of all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date of redemption (such total amount being hereinafter referred to as the "Voluntary Redemption Price").


    (c) If only a part of the then outstanding Series C Convertible Preferred Stock is voluntarily redeemed, the Corporation shall effect such redemption ratably according to the number of shares held by each holder of the Series C Convertible Preferred Stock.

    (d) Not less than 30 days nor more than 60 days prior to the date fixed for any such redemption of the Series C Convertible Preferred Stock ("Voluntary Redemption Date"), written notice ("Voluntary Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series C Convertible Preferred Stock at his post office address last shown on the records of the Corporation. The Voluntary Redemption Notice shall contain the information specified in paragraph 6(d). The redemption of Series C Convertible Preferred Stock pursuant to this Section 7 shall be effected in accordance with the provisions of paragraphs 6(e) through (g) as if the Voluntary Redemption Date, Notice and Price were the Mandatory Redemption Date, Notice and Price.

    SECTION 8. CONVERSION.

    (a)  CONVERSION AT OPTION OF HOLDER. The holders of the Series C
Convertible Preferred Stock may, upon surrender of the certificates therefor, convert any or all of their shares of Series C Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the respective dates following issuance of shares of Series C Convertible Preferred Stock (such date of initial issuance being referred to herein as the "Issuance Date") shown on the certificates for shares of Series C Convertible Preferred Stock and at any time thereafter, each share of Series C Convertible Preferred Stock may be converted at the principal executive offices of the Corporation, the office of any transfer agent for the Series C Convertible Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, initially into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount and (ii) accrued but unpaid dividends up to and including the Conversion Date on the share of Series C Convertible Preferred Stock being converted by (y) $3.375 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events with respect to the Common Stock occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware), in each case subject to adjustment as hereinafter provided (the "Conversion Rate"). The Conversion Price shall be equal to the Conversion Amount divided by the Conversion Rate.


    (b) CERTAIN DEFINITIONS. As used herein, the "Conversion Amount" initially shall be equal to $3.375 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events with respect to the Series C Convertible Preferred Stock occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware).

    As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 8(a).

    As used herein, "Registration Rights Agreement" shall mean the Registration Rights Agreement between the Corporation and the original holders of the Series C Convertible Preferred Stock.


    (c) OTHER PROVISIONS. Notwithstanding anything in this Section 8 to the contrary, no change in the Conversion Amount shall actually be made until the cumulative effect of the adjustments called for by this Section 8 since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 8 and not previously made.

    The holders of shares of Series C Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series C Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; PROVIDED, HOWEVER, that the holder of shares of Series C Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date shall, promptly after receipt, return to the Corporation the dividend payable on such shares on such dividend payment date if such dividend shall have been paid by the Corporation on such dividend payment date. A holder of shares of Series C Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series C Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series C Convertible Preferred Stock for conversion. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series C Convertible Preferred Stock that may be accrued and unpaid at the date of surrender for conversion.

    The right of the holders of Series C Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series C Convertible Preferred Stock to be converted. Promptly, but in no event later than ten business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective, unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall pay any tax arising in connection with any conversion of shares of Series C Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series C Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

    The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series C Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series C Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series C Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series C Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

    In case of any consolidation or merger of the Corporation with any other corporation in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series C Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series C Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock into which such shares of Series C Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series C Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series C Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

    If a holder shall have given a notice of conversion of shares of Series C Convertible Preferred Stock, upon surrender of certificates representing shares of Series C Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person at an address within the United States specified by such person certificates for the Common Stock issuable upon such conversion within three business days after such surrender of certificates and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a notice of conversion as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder of any obligation to the Corporation, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series C Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law, the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by such holders as a result of such failure.

    No fractional shares of Common Stock shall be issued upon conversion of Series C Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Closing Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock.

    Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each transfer agent, if any, for the Series C Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series C Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq National Market if the Series C Convertible Preferred Stock or Common Stock is admitted for a quotation thereon, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 8, and any adjustment so evidenced, calculated in accordance with this paragraph, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series C Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

    Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph of this Section 8-C- which would result in any adjustment in the Conversion Amount under this Section 8(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series C Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

    SECTION 9. VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, the holder of each share of Series C Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series C Convertible Preferred Stock could be converted pursuant to Section 8(a) hereof, and shall have full voting rights and powers equal to the voting rights and powers of the Common Stock (voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and applicable law. If the Series C Convertible Preferred Stock is convertible into a non-integral number of shares of Common Stock, the aggregate number of votes to which such shareholder is entitled shall be rounded to the nearest whole vote.

    The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series C Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series C Convertible Preferred Stock, or (2) the creation and issuance of any class or series of stock having priority over the Series C Convertible Preferred Stock with respect to the payment of dividends or the distribution of assets of the Corporation ("Senior Stock"); PROVIDED, HOWEVER, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend

Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series C Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences or special rights; and, PROVIDED, FURTHER, that the holders of a majority of the outstanding shares of the Series C Convertible Preferred Stock shall not be permitted to vote in favor of the creation and issuance of any Senior Stock if any shares of the Senior Stock are to be sold or otherwise issued or distributed to those majority holders or a related entity thereto ("Transaction") unless each holder of a minority of the outstanding shares of the Series C Convertible Preferred Stock is given an opportunity to participate in the Transaction on a pro rata basis with the majority holders.

    SECTION 10. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series C Convertible Preferred Stock shall be deemed outstanding except (I) from the date of surrender of certificates representing shares of Series C Convertible Preferred Stock for conversion into Common Stock, all shares of Series C Convertible Preferred Stock converted into Common Stock and (ii) from the date of registration of transfer, all shares of Series C Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

    IN WITNESS WHEREOF, Graphix Zone, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Norman H. Block, its President, as of the 24th day of February, 1997.


                             By: __________________________________
                                  Norman H. Block, President

                                      EXHIBIT E
                            RIGHTS OF OBJECTION AND AUDIT


NOTICE OF OBJECTION.

With respect to the reports to be delivered by the Buyer pursuant to Section 2(d), the Seller shall be deemed to have consented to each report, and such report shall become final and binding upon the Seller, one (1) years after delivery unless the Seller renders specific written objection thereto within that period; and if the Buyer gives the Seller written notice that it denies the validity of the objection, the report shall become final and binding upon the Seller unless suit is instituted within six (6) months after the date the Buyer gives the notice of denial.

AUDIT RIGHTS.

The Seller may designate a certified public accountant who may audit and copy the Buyer's books and records concerning solely the distribution and sale of the two (2) titles referred to in Section 2(d). Such examination shall be at the Seller's sole cost and expense, conducted during normal business hours and upon reasonable notice, and may not be conducted more than once in any six (6) month period, provided, however, that if such an audit uncovers an underpayment of at least five percent (5%) which is either agreed to by the Buyer or awarded to the Seller after dispute resolution, then the Buyer shall pay the costs of the audit. The books and records for a particular accounting period may only be audited in this fashion during the eighteen (18) months following delivery of the report for such period. Further, such examination shall be conditioned upon the accountant's agreement to the Buyer that (i) he will not voluntarily disclose any findings to any person other than the Seller or the Seller's attorney or other advisers or if compelled to do so by legal process; (ii) he is not being compensated on a contingent fee basis; and (iii) he shall review all tentative findings with the Buyer's designated employee prior to rendering an audit report to the Seller in order to remedy any factual errors and to clarify any issues which have resulted from a misunderstanding or unintentional misstatement of fact.

With respect to any claim by the Seller that additional monies are payable by the Buyer to the Seller hereunder based upon an audit by the Seller of the Buyer's books and records, The Buyer shall not be deemed in breach hereunder unless, within thirty (30) days after its receipt of the Seller's written claim to be sent by certified or registered mail, return receipt requested, that additional monies are due and payable together with a copy of the audit report prepared in connection with such audit, the Buyer neither (i) pays such additional monies claimed by the Seller, nor (ii) contests such claim, in whole or in part, by notice to the Seller. If the Buyer in good faith and in its reasonable business judgment so contests any claim, the Buyer shall not be deemed in breach hereunder unless such claim is reduced to a final, non-appealable judgment and the Buyer fails to pay the Seller the amount of such judgment within thirty (30) days after the Buyer receives notice of the entry of such judgment.